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                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock

           (Including the Associated Preferred Share Purchase Rights)

                                       of

                                Spine-Tech, Inc.

                                       at

                              $52.00 Net Per Share

                                       by

                  Sulzer Medica Orthopedics Acquisition Corp.

                     an indirect wholly owned subsidiary of

                               Sulzer Medica Ltd

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON WEDNESDAY, JANUARY 21, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase dated December 19, 1997 (the "Offer to Purchase") and a related Letter of Transmittal in connection with the offer by Sulzer Medica Orthopedics Acquisition Corp., a Minnesota corporation ("Purchaser") and an indirect wholly owned subsidiary of Sulzer Medica Ltd, a corporation organized under the laws of Switzerland ("Parent"), to purchase all outstanding shares of common stock, $.01 par value (the "Common Stock"), of Spine-Tech, Inc., a Minnesota corporation (the "Company"), including the associated preferred share purchase rights (together with the Common Stock, the "Shares"), at a price of $52.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer").

    Shareholders who desire to tender Shares pursuant to the Offer and whose certificates for such Shares are not immediately available or the procedures for book-entry transfer set forth in the Offer to Purchase cannot be completed on a timely basis or time will not permit all required documents to reach Citibank, N.A. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) may nevertheless tender their Shares according to the guaranteed delivery procedures set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

    1. The tender price is $52.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company (the "Board") and a special committee of the Board, formed in accordance with Section 302A.673 of the Minnesota Law, have unanimously determined that each of the
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Offer and the Merger (as defined in the Offer to Purchase) is in the best interests of the Company and its shareholders and recommend that the shareholders accept the Offer and tender their Shares pursuant to the Offer.

    4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, January 21, 1998, unless the Offer is extended.

    5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the Shares then outstanding on a fully diluted basis and (ii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the purchase of the Shares pursuant to the Offer having expired or been terminated. The Offer is also subject to other terms and conditions contained in the Offer to Purchase.

    6. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 9 of, and "IMPORTANT TAX INFORMATION" in, the Letter of Transmittal.

    7. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Shares and a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with all required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and all other documents required by the Letter of Transmittal. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares.

    Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                        Instructions with Respect to the
                           Offer to Purchase for Cash
                   All Outstanding Shares of Common Stock of

                                Spine-Tech, Inc.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 19, 1997 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Sulzer Medica Orthopedics Acquisition Corp., a Minnesota corporation and an indirect wholly owned subsidiary of Sulzer Medica Ltd, a corporation organized under the laws of Switzerland, to purchase all outstanding shares of common stock, $.01 par value (the "Common Stock"), of Spine-Tech, Inc., a Minnesota corporation, and the associated preferred share purchase rights (together with the Common Stock, the "Shares"), at a price of $52.00 per Share, net to the seller in cash, without interest thereon.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

                                                  SIGN HERE

                        Number of Shares to Be Tendered:
----------------------------------------
                              ____________ Shares*
----------------------------------------
Signature(s)

                                                               -----------------

Dated:             , 199
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                                                               Please type or
print name(s)

                                                               -----------------
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                                                               Please type or
print address

                                                               -----------------
                                                               Area Code and
Telephone Number

                                                               -----------------
                                                               Taxpayer
Identification or
                                                               Social Security
Number

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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